Exhibit 99.1

For more information, contact:

John M. Matovina, Chief Executive Officer
(515) 457-1813, jmatovina@american-equity.com

Ted M. Johnson, Chief Financial Officer
(515) 457-1980, tjohnson@american-equity.com

FOR IMMEDIATE RELEASE	Debra J. Richardson, Chief Administrative Officer
January 12, 2016	(515) 273-3551, drichardson@american-equity.com

Julie L. LaFollette, Director of Investor Relations
(515) 273-3602, jlafollette@american-equity.com
American Equity Announces Fourth Quarter 2015 Sales and Schedules Earnings Release, Conference Call and Webcast
WEST DES MOINES, Iowa (January 12, 2016) - American Equity Investment Life Holding Company (NYSE: AEL) announced today that its annuity sales in the fourth quarter of 2015 totaled $2.1 billion ($1.9 billion net of coinsurance), bringing sales for 2015 to $7.1 billion ($6.6 billion net of coinsurance).
EARNINGS RELEASE AND CONFERENCE CALL
AEL will release fourth quarter 2015 earnings after the close of market on Wednesday, February 10, 2016. The fourth quarter earnings release and financial supplement will be posted on the American Equity website (www.american-equity.com) at that time.
AEL will hold a conference call to discuss fourth quarter 2015 earnings on Thursday, February 11, 2016, at 9:00 a.m. CST. The conference call will be webcast live on the Internet. Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.
The call may also be accessed by telephone at 855-865-0606, passcode 21638338 (international callers, please dial 704-859-4382). An audio replay will be available shortly after the call on AEL’s website. An audio replay will also be available via telephone through February 18, 2016, by calling 855-859-2056, passcode 21638338 (international callers will need to dial 404-537-3406).
ABOUT AMERICAN EQUITY
American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, issues fixed annuity and life insurance products, with a primary emphasis on the sale of fixed index and fixed rate annuities. American Equity Investment Life Holding Company, a New York Stock Exchange Listed company (NYSE: AEL), is headquartered in West Des Moines, Iowa. For more information, please visit www.american-equity.com.